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                     Consent of Coopers & Lybrand


 We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-60124) pertaining to the Colonial Companies, Inc.
 Security Saver Plan, as amended, of our report dated June 20, 1994, with respect to the financial statements and schedules of the Colonial Companies, Inc. Security Saver Plan, as amended, included in this Annual Report
 (Form 11-K) for the year ended December 31, 1993.


 /s/ Coopers & Lybrand
 Charlotte, North Carolina
 June 24, 1994